UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FRANKLIN TEMPLETON HOLDINGS TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Franklin Holdings, LLC One Franklin Parkway, San Mateo, CA	94403-1906
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Franklin Responsibly Sourced Gold ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264468

Securities to be registered pursuant to Section 12 (g) of the Act:

None
_____________________________________________________________________________________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Descriptions of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, no par value, of the series of Franklin Templeton Holdings Trust (the “Trust”) listed below to be registered hereunder is set forth in the Trust’s Registration Statement on Form S-1 (Commission File No. 333-264468), as filed with the Securities and Exchange Commission on June 17, 2022, which description is incorporated herein by reference, including any forms of prospectuses filed by the Registrant, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

Franklin Responsibly Sourced Gold ETF	87-6458919

Item 2. Exhibits

1.
The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit 16.3.1 to the Trust’s Registration Statement on Form S-1 (Commission File No. 333-264468), as filed with the Securities and Exchange Commission on June 10, 2022.

2.
The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit 16.3.2 to the Trust’s Registration Statement on Form S-1 (Commission File No. 333-264468), as filed with the Securities and Exchange Commission on June 10, 2022.

3.
The Trust’s Amendment to Certificate of Trust is incorporated herein by reference to Exhibit 16.3.3 to the Trust’s Registration Statement on Form S-1 (Commission File No. 333-264468), as filed with the Securities and Exchange Commission on June 10, 2022.

4.
The Trust’s Form of Authorized Participant Agreement is incorporated herein by reference to Exhibit 16.10.7 to the Trust’s Registration Statement on Form S-1 (Commission File No. 377-04722), as filed with the Securities and Exchange Commission on April 25, 2022.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 27th day of June, 2022.

FRANKLIN TEMPLETON HOLDINGS TRUST*

By:	/s/ Navid J. Tofigh
Name:	Navid J. Tofigh
Title:	Vice President and Secretary

*The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of Franklin Holdings LLC, the sponsor of the trust.